EXHIBIT 99.1
News Release

Contact:	Timothy A. Bienek
Chief Financial Officer
Affirmative Insurance Holdings, Inc.
(972) 728-6318
AFFIRMATIVE INSURANCE HOLDINGS, INC. ANNOUNCES MANAGEMENT CHANGES
ADDISON, Texas (October 7, 2005) – Affirmative Insurance Holdings, Inc. (NASDAQ: AFFM), a producer and provider of personal non-standard automobile insurance, today announced the appointment of Katherine C. Nolan as President, Retail Division, succeeding George M. Daly, who has resigned from the company. Katherine remains an executive vice president of Affirmative Insurance Holdings, Inc.
“As a long-term member of our executive team, Katherine has played a pivotal role in developing Affirmative’s organization, systems and infrastructure. Her proven leadership abilities and thorough understanding of the non-standard automobile insurance marketplace will allow Katherine to take our retail operations to the next level,” said Thomas E. Mangold, chief executive officer of Affirmative Insurance Holdings, Inc.
Ms. Nolan’s previous responsibilities over Planning, Integration, Information Technology and Administration will be led by Chad Emmerich, senior vice president of Human Resources, and Emil Sommerlad, chief information officer, both of whom joined Affirmative earlier this year.
ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 12 states, including Texas, Illinois, California and Florida.
# # #